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                                                                   Exhibit 10.11

                      PROMISSORY NOTE REPURCHASE AGREEMENT

      THIS PROMISSORY NOTE REPURCHASE AGREEMENT (this "Agreement"), made as of the 1st day of September 1999, is by and between Steven L.. Sunyich ("Sunyich") and RoomSystems, Inc., a Nevada corporation (the "Corporation").

                                R E C I T A L S:

      WHEREAS, between May, 1998 and August, 1999, Sunyich loaned $205,209 in principal to the Corporation and received from the Corporation that certain Promissory Note (the "Note"), a copy of which is attached here to as Exhibit "A" and incorporated herein by reference, which Note bears interest thereon at the rate of eighteen percent (18%) per annum, from the date of execution; and

      WHEREAS, in addition to the interest due under the Note, the Corporation promised to deliver to Sunyich, monthly, 100 shares of its Common Stock for every $1,000 loaned to the Corporation; and

      WHEREAS, as of the date of this Agreement, Sunyich has accrued 138,611 shares of the Corporation's Common Stock (the "Accrued Shares"); and

      WHEREAS, Sunyich is entitled to continue to accrue shares of the Corporation's Common Stock until the Note is paid in full (the "Accrual Obligation"); and

      WHEREAS, the Corporation is unable to pay the Note and the Note is now in default; and

      WHEREAS, the principal amount, including accrued but unpaid interest, now due, owing and unpaid under the Note is $217,303.41 (the "Obligation"); and

      WHEREAS, the Corporation has offered to Sunyich the opportunity to retain the Accrued Shares and convert (the "Conversion") the Obligation into Series B Convertible Preferred Stock of the Corporation (the "Preferred Stock"); and

      WHEREAS, Sunyich desires to convert the Obligation into the Preferred Stock and retain the Accrued Shares; and

      WHEREAS, the parties intend to set forth herein the terms and conditions relating to the Conversion and recite any additional terms and conditions relating thereto.

      NOW THEREFORE, in consideration of the monetary consideration herein recited, the mutual promises herein contained and subject to the fulfillment of he conditions set forth herein, the parties agree as follows:

                                    ARTICLE I
                          CONVERSION OF THE OBLIGATION

      Sections 1.1 Conversion of the Obligation. On the terms, and subject to the conditions set forth herein, Sunyich hereby converts the Obligation into the Preferred Stock on

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the same terms and conditions offered to all investors and noteholders of the
Corporation purchasing the preferred Stock. Sunyich agrees to complete a Subscription Agreement relative to the Conversion and remit the same to the Corporation.

      Sections 1.2 Retention of the Accrued Shares. Sunyich shall be entitled to retain the Accrued Shares.

                                   ARETICLE II
                             THE ACCRUAL OBLIGATION

      Section 2.1 The Conversion to Common Stock. The Corporation has represented to Sunyich that each holder of the Preferred Stock shall automatically, upon the earlier of (A) the effective date of the Corporation's Initial Public Offering ("IPO"); or (B) June 30, 2000; and upon surrender of all certificates representing ownership of Preferred Shares, convert all of such holder's Preferred Stock into fully paid and non-assessable Common Stock (the "Common Stock") of the Corporation, at the rate of the lesser of $3.00 per share of fifty percent (50%) of the IPO price per share (the "Conversion Price"); or in other words, the Preferred Stock shall be converted into the Common Stock on a 1:1 basis, provided that the IPO price (the "IPO Price") is $6.00 per share. If the IPO Price is less than $6.00 per share, the Conversion Price shall be the IPO Price divided by 2.

      Section 2.2 IPO. If the Corporation has filed a registration statement for an IPO by March 31, 2000, but the same is not effective by June 30, 2000 (because of conditions and circumstances outside the control of the Corporation), the Corporation shall have ninety (90) days to complete the IPO. If the IPO is not completed by September 28, 2000, each holder of the Preferred Stock, including Sunyich, shall have the option to convert such shares into the Common Stock or remain a holder of the Preferred Stock. At any time after September 28, 2000, if the Corporation has not completed the IPO, the conversion of each share of preferred Stock shall be converted into one and one-half (1.5) shares of Common Stock (the "Conversion Shares").

      Section 2.3 The Additional Accrual Obligation. As set forth herein, Sunyich is entitled to the Accrual Obligation. Sunyich agrees to waive, renounce, relinquish and surrender the Accrual Obligation on the following condition: that the Corporation has fully funded the IPO on or before September 28, 2000 (the "Accrual Condition"). If the Accrual Condition is not met, the Corporation shall remit, in addition to the Conversion Shares, to Sunyich on September 29, 2000, two (2) shares of its Common Stock for each dollar of the Obligation.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SUNYICH

      Section 3.1 Representations and Warranties of Sunyich. Sunyich hereby represents and warrants as follows:

            A. Ownership of the Note. That Sunyich is the owner of good and marketable title to the Note and the same is free and clear of all liens, debts, security interests, adverse claims or obligations, except as otherwise disclosed.

            B. Binding Agreement. That upon execution and delivery hereof and at the execution of this Agreement and any agreements contemplated herein, all of such shall be legal, valid and binding obligations of Sunyich and shall be enforceable against Sunyich in accordance with their respective terms.

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            C. Other Agreements. That except as otherwise herein provided, the execution and delivery of this Agreement and the consummation of the transactions provided for herein will not result in a breach of any terms or provision of, or constitute a default under any other agreement or instrument to which Sunyich is a party or by which Sunyich is bound, which would affect the Note or prevent or impair the consummation of the Conversion.

            D. Third Party Approvals. Except as otherwise herein set forth, no consents or approvals of any third party or parties are required prior to the execution, delivery and performance of this Agreement and the other documents referred to herein.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE CORPORAITON

      Section 4.1 Representations and Warranties of the Corporation. The Corporation hereby represents and warrants as follows:

            A. Binding Agreement. That upon execution and delivery hereof and at the execution of this Agreement and any agreements contemplated herein, all of such shall be legal, valid and binding obligations of the Corporation and shall be enforceable against the Corporation in accordance with their respective terms.

            B. Other Agreements. That except as otherwise herein provided, the execution and delivery of this Agreement and the consummation of the transactions provided for herein will not result in a breach of any terms or provision of, or constitute a default under any other agreement or instrument to which the Corporation is a party or by which the Corporation is bound, which would affect the Note or prevent or impair the consummation of the Conversion.

            C. Third Party Approvals. Except as otherwise herein set forth, no consents or approvals of any third party or parties are required prior to the execution, delivery and performance of this Agreement and the other documents referred to herein.

            D. Obligations under the Note. The Note constitutes a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms. As of the date hereof, the Obligation constitutes the full amount owing by the Corporation to Sunyich under the Note.

                                    ARTICLE V
                      CONDUCT OF THE CONPORATION'S BUSINESS

      Section 5.1 Conduct of the Corporation's Business. The Corporation agrees that, pending the execution of this Agreement and during term hereof, that the business of the Corporation shall be conducted only in the ordinary course and substantially in accordance with its prior business practices.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

      Section 6.1 Miscellaneous Provisions. The following Miscellaneous Provisions are an integral part of this Agreement.


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            A. Waiver of Breach. The waiver by any party of breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such party.

            B. Assignment. Neither party may assign any right or obligation hereunder without the express written consent of the other party.

            C. Entire Agreement. This Agreement contains the entire understanding of the parties. It may not be changed orally but only by an Agreement in writing signed by the party against an enforcement of any waiver, change, modification, extension or discharge as sought.

            D. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Nevada.

            E. Notices. Any notice required or desired to be given under this Agreement shall be deemed given if in writing sent by certified mail to the parties at each party's last know address.

            F. Attorneys' Fees. Should any party seek the enforcement of any term of this Agreement, the prevailing party thereunder shall be entitled to attorneys' fees and costs for the enforcement of such term or provision.

            G. Section Headings. The section headings in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

            H. Counterparts. This Agreement may be signed in two or more counterparts, all of which shall be deemed to be one and the same agreement. This Agreement shall become a binding obligation upon execution and delivery of this Agreement of counterparts hereof by each of the parties hereto.


               Effective Date. The effective date of this Agreement is September 1, 1999.



      ROOMSYSTEMS, INC.

      BY: /s/                                    /s/
         -----------------------------          -----------------------------
      ITS:  Chief Financial Officer                   STEVEN L. SUNYICH